Exhibit 99.1

AeroVironment, Inc. Announces Senior Leadership Changes to Drive Operational Excellence and Long-Term Growth

•                 Wahid Nawabi promoted to chief operating officer

•                 Roy Minson to lead strategy for Commercial UAS market entry

•                 Kirk Flittie and Kenneth Karklin promoted to general managers of Unmanned Aircraft Systems and Efficient Energy Systems business segments, respectively

MONROVIA, Calif., April 30, 2015 – AeroVironment, Inc. (NASDAQ: AVAV) today announced the appointment of Senior Vice President Wahid Nawabi as the company’s chief operating officer, effective immediately.  Nawabi served as general manager of the company’s Efficient Energy Systems (EES) business segment since 2011 and also led the company’s integrated engineering and operations functional organizations for the past year.  Nawabi will continue to report to the company’s chairman and chief executive officer, Tim Conver.  The general managers of the company’s Unmanned Aircraft Systems (UAS) and EES business segments now report to Nawabi.

Additionally, Senior Vice President Roy Minson has transitioned from general manager of the company’s UAS segment to lead the company’s strategic entry in the emerging commercial UAS market, continuing to report to Conver.  Kirk Flittie, previously vice president and business area leader for large UAS, has assumed the role of general manager for UAS.

Kenneth Karklin, previously director of quality systems, manufacturing engineering and services, has assumed the role of general manager for the EES business segment.

AVAV COO May 2015

“We continue to cultivate exciting growth opportunities in our core UAS and EES segments as well as new market opportunities for large UAS and commercial UAS and are making the right changes to drive operational excellence and long term growth as we begin our fiscal year 2016,” said Conver.  “Wahid Nawabi as chief operating officer provides more capacity and focus on business planning and operations and is a natural extension of his expanded role over the past year.  Roy Minson leading our commercial UAS strategy commits greater focus on a large and complex emerging market opportunity where we have a leadership position and are well positioned to deliver compelling value to large industries.”

“Appointing Kirk Flittie and Ken Karklin to the general manager roles puts in place proven leaders to guide our business segments and demonstrates the quality and depth of our leadership bench,” Conver added.

About Wahid Nawabi, Roy Minson, Kirk Flittie and Ken Karklin

Wahid Nawabi joined AeroVironment in 2011 as senior vice president and general manager of the EES business segment.  Nawabi joined AeroVironment after a 20-year career as an executive with advanced technology companies in industries spanning clean technology, industrial/electrical equipment manufacturing, telecom, and energy. During his 16 years at American Power Conversion (APC), the company’s revenue increased from $50 million to more than $2.4 billion and became the world leader in power protection.  Nawabi started and led the Enterprise/Data Center business at APC, growing revenue to $600 million between 2000 and 2008.  Nawabi also led C&D Technologies’ Americas business.

Roy Minson joined AeroVironment as vice president of business development and deputy general manager Unmanned Aircraft Systems in April 2010. In May 2012, Minson became AeroVironment’s senior vice president and general manager, UAS. Prior to joining AeroVironment, Minson was vice president and operations manager for a research and development business within the Tactical Systems and Solutions division of SAIC, where he was responsible for transitioning products and solutions. Earlier, as a senior executive at Boeing, he led various business segments supporting DoD, DARPA, and various government agencies, and was a key contributor to the development and capture of several large programs, including Joint Tactical Radio Systems, Future Combat Systems, Combat Survival Evader Locater, and classified programs. Minson earned a master’s degree in business administration from Redlands University and a bachelor’s degree in science in industrial technology from Southern Illinois University - Carbondale.

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AVAV COO May 2015

Kirk Flittie served in various UAS leadership positions at AeroVironment since joining the company in 1996.  Flittie led the company’s High Altitude Long Endurance UAS efforts, including the development, test and demonstration of the Helios solar-powered unmanned aircraft and the $130 million customer-funded development, test and demonstration of the Global Observer hydrogen-powered unmanned aircraft.  Flittie has served as vice president of AeroVironment’s large UAS business since 2008.  Prior to joining AeroVironment, Flittie managed aerospace programs for Northrop Grumman and American Rocket Company.  Flittie earned a Bachelor of Science degree in Aerospace Engineering from the University of Notre Dame, a Master of Science degree in Aeronautics and Astronautics from the Massachusetts Institute of Technology and completed the AeA/Stanford Executive Institute’s program for high technology executives.

Ken Karklin served in a range of functional and customer facing roles since joining AeroVironment in 2007.  For the past year Karklin has served as the company’s director of corporate quality systems.  Karklin previously held leadership roles at the company in Engineering, Operations, Program Management and in the EES services group.  Prior to joining AeroVironment, Karklin held engineering and engineering management roles at a venture-funded start-up and at established technology leaders Intel Corporation, Hewlett Packard Company and HP spin-off Agilent Technologies.  Ken holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

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AVAV COO May 2015

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on-demand, to people engaged in military, public safety and commercial activities around the world.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; our reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

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